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                                                                    EXHIBIT 10.3

                               AMENDMENT TO THE
                             ALLTRISTA CORPORATION
                        1993 DEFERRED COMPENSATION PLAN
                          FOR SELECTED KEY EMPLOYEES

     This Amendment is made to the Alltrista Corporation 1993 Deferred Compensation Plan for Selected Key Employees, which was effective as of January 1, 1993 (the "1993 Deferred Compensation Plan for Key Employees"). This Amendment shall be effective as of June 21, 2001. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 1993 DCP for Key Employees.

     The 1993 Deferred Compensation Plan for Key Employees is hereby amended as follows:

     1.   Subsection (b) of the definition of "Change in Control" set forth in
     Section 7.7 of the 1993 Deferred Compensation Plan for Key Employees is amended by replacing in its entirety the parenthetical that begins in the third line of such Subsection (b) with the following new parenthetical:

     "(other than a director whose initial assumption of office in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, including but not limited to Messrs. Martin E. Franklin and Ian G.H. Ashken)"

     2. Except as herein modified, the 1993 Deferred Compensation Plan for Key Employees shall remain in full force and effect.